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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-83889) and related Prospectus of ANADIGICS, Inc. for the registration of 3,450,000 shares of its common stock and to the use of our reports dated January 25, 1999, with respect to the financial statements of ANADIGICS, Inc. for the year ended December 31, 1998 included herein.


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                                /s/ ERNST & YOUNG LLP
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                                Ernst & Young LLP
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MetroPark, New Jersey
September 8, 1999